Exhibit 99.1
CORRECTING and REPLACING PLAYSTUDIOS, Inc. Announces Fourth Quarter and Full Year Results
LAS VEGAS--(BUSINESS WIRE)--In the “CONSOLIDATED STATEMENT OF OPERATIONS” table, the “General and administrative” row header should read “Research and development” and the “Research and development” row header should read “General and administrative.”
PLAYSTUDIOS, INC. ANNOUNCES FOURTH QUARTER AND FULL YEAR RESULTS
Fourth Quarter Revenue of $71.9 Million; up 12.4% year-over-year; Full Year 2021 Revenue of $287.4 Million
Fourth Quarter Reward Purchase Activity up 79% with Retail Dollar Value of Purchases up 137%
Tetris and MGM Slots Live Added to Portfolio of Games
Initiates 2022 Full Year Guidance
Las Vegas, Nevada – February 24, 2022 – PLAYSTUDIOS, Inc. (NASDAQ: MYPS) (“PLAYSTUDIOS” or the “Company”), the developer of the playAWARDS loyalty platform and an award-winning developer of free-to-play mobile and social games, today announced financial results for the three months and year ended December 31, 2021.
Fourth Quarter Financial Highlights
•Net revenue was $71.9 million, up 12.4%, compared to $64.0 million during the fourth quarter of 2020. The increase was impacted by the introductions of Tetris® during the quarter and myVEGAS Bingo and MGM Slots Live earlier in 2021, as well as increased advertising revenue.
•Net income was $0.6 million, compared to a net loss of $10.8 million during the fourth quarter of 2020.
•AEBITDA, a non-GAAP financial measure defined below, was $12.0 million compared to $8.8 million during the fourth quarter of 2020. The increase reflects the impact of the increased revenue, partially offset by costs associated with the ongoing investments and other expenses related to the launch of myVEGAS Bingo earlier in 2021, along with the investments in other game development initiatives.
Full Year Financial Highlights
•Net revenue was $287.4 million, up 6.5%, compared to $269.9 million in 2020. The increase was impacted by introductions of new games and increased advertising revenue, partially offset by the lift attributable to the stay-at-home restrictions that were in place during 2020.
•Net income was $10.7 million, compared to $12.8 million in 2020.
•AEBITDA was $39.5 million, compared to $58.0 million in 2020. The decrease reflects costs associated with the ongoing investments and other expenses related to the launch of new games earlier in 2021, along with the investments in other game development initiatives, partially offset by the flow-through of increased revenue.
Andrew Pascal, Chief Executive Officer of PLAYSTUDIOS, commented, “This past year was transformational for our business. We went public, introduced three new games, advanced our playAWARDS platform, and expanded our family of myVIP rewards partners. In doing so, we strengthened our standing as the leaders in rewarded play and positioned the company for future growth”. He further highlighted, “Everyone is contending with the increasing complexity and costs of acquiring consumers. This brings into focus the importance of holding on to your existing audience which plays to our strengths. The unique challenges of today’s market are intensifying the problem that our loyalty platform model solves. And it’s for this reason that we remain so optimistic about our opportunity, and so committed to our strategy.”
He continued, “As 2022 begins, we plan to focus on further optimizing our franchise products, as we also invest in growing our newest games. Both myVEGAS Bingo and Tetris will enable us to establish a position in popular casual categories, while MGM Slots Live will expand our portfolio of social casino games. And, of course, each will feature our unique and added dimension of real-world benefits, enabling us to connect and convert our players to customers of our expanding collection of reward partners. The impact of our model is supported by the year-over-year increases in program engagement and activity, with nearly half a million rewards purchased during the fourth quarter of 2021 with a retail value of $28.8 million, representing year-over-year growth of 79.2% and 137.3%.”
He further added, “It’s exciting to see our marketplace expand with the addition of our new games, and the onboarding of new partners. And while we believe that the market continues to undervalue the platform characteristics of our business, it remains central to our strategy. Especially as we capitalize on our model and accelerate our growth by deploying our capital into synergistic opportunities. We believe that balancing our investments in both organic and inorganic growth is the best use of our resources and will translate to long-term sustainable value for our stakeholders.”
Recent Business Highlights
•Secured the exclusive rights to the iconic Tetris® franchise for mobile devices globally excluding China, expanding into the casual puzzle game genre. The Company added the Tetris® free-to-play mobile game and the Tetris® Beat Apple Arcade experience to its game portfolio. The Tetris® mobile game has over 25 million downloads since its launch and millions of loyal active players who will become part of our player network. The Company is refining the existing game to incorporate the playAWARDS loyalty platform, and plans to introduce an altogether new version of the game by the fall.
•Launched a new social casino app, MGM Slots Live, utilizing the iconic casino brand and the best of the POP! Slots game content.
•Exercised right to buy out Boss Fight Entertainment’s co-development rights in myVEGAS bingo, bringing in-house the optimization and operations of the game.
•Expanded operations in Hanoi, Vietnam and Belgrade, Serbia, attracting great talent and globally scaling the company’s development capacity.
•Expanded the collection of playAWARDS partners and benefits, adding a variety of new rewards including: 18 Grams, Hong Kong’s premier espresso café; Mandolin, a live-streaming platform for the music industry; and 1-800-Flowers, a collection of on-line gifting brands featuring gourmet foods, gift baskets, floral products, personalized keepsake items and more.
Balance Sheet
As of December 31, 2021, the Company had $213.5 million of cash and cash equivalents and no debt outstanding. The Company also maintains a $75 million revolving credit facility with an accordion feature for an additional $75 million, providing total liquidity of up to $363.5 million. On November 10, 2021 the Board of Directors authorized a stock repurchase plan providing for the repurchase of up to $50 million of the Company’s Class A common stock over a period of 12 months. The Company did not repurchase any shares during the quarter ended December 31, 2021.
Outlook
The Company expects its full-year 2022 revenue to be in the range of $305.0 million to $325.0 million. In addition, the Company expects its full-year AEBITDA to be in the range of $40.0 million to $50.0 million.
The Company has not provided the most directly comparable GAAP measure for our AEBITDA outlook because certain items that are part of the projected non-GAAP financial measure are outside of our control or cannot be reasonably estimated without unreasonable effort.

Conference Call Details
PLAYSTUDIOS will host a conference call at 5:00 p.m. Eastern Time today, which will include a brief discussion of the results followed by a question and answer session. In addition, supplemental slides will be posted prior to the start of the call on PLAYSTUDIOS' Investor Relations website at http://ir.playstudios.com.
The call will be accessible via the Internet through https://ir.playstudios.com or by calling (866) 405-1203 for domestic callers and (201) 689-8432 for international callers.
A replay of the call will be archived at https://ir.playstudios.com.
About PLAYSTUDIOS, Inc.
PLAYSTUDIOS, Inc. (Nasdaq: MYPS) creator of the groundbreaking playAWARDS loyalty platform is a publisher and developer of award-winning mobile games, including the iconic Tetris® mobile app, POP! Slots, myVEGAS Slots, myVEGAS Blackjack, my KONAMI Slots, myVEGAS Bingo, and MGM Slots Live. The playAWARDS loyalty platform enables players to earn real-world rewards from more than 95 iconic hospitality, entertainment, and leisure brands across 17 countries and four continents. playAWARDS partners include MGM Resorts International, Wolfgang Puck, Norwegian Cruise Line, Resorts World, IHG, Bowlero, Gray Line Tours, Hippodrome Casino, and 1-800-Flowers, among others. Founded by a team of veteran gaming, hospitality, and technology entrepreneurs, PLAYSTUDIOS apps combine the best elements of popular casual games with compelling real-world benefits. To learn more about PLAYSTUDIOS, visit playstudios.com.
Performance Indicators
We manage our business by regularly reviewing several key operating metrics to track historical performance, identify trends in player activity, and set strategic goals for the future. Our key performance metrics are impacted by several factors that could cause them to fluctuate on a quarterly basis, such as platform providers’ policies, seasonality, player connectivity, and the addition of new content to games. We believe these measures are useful to investors for the same reasons. The key performance indicators may differ from similarly titled measures presented by other companies. For more information on our key performance indicators, please refer to the definitions below and the “Supplemental Data—Key Performance Indicators” section of this press release.
Daily Active Users (“DAU”): DAU is defined as the number of individuals who played a game on a particular day. We track DAU by the player ID, which is assigned for each game installed by an individual. As such, an individual who plays two different games on the same day is counted as two DAU while an individual who plays the same game on two different devices is counted as one DAU. Average DAU is calculated as the average of the DAU for each day during the period presented. We use DAU as a measure of audience engagement to help us understand the size of the active player base engaged with our games on a daily basis.
Monthly Active Users (“MAU”): MAU is defined as the number of individuals who played a game in a particular month. As with DAU, an individual who plays two different games in the same month is counted as two MAU while an individual who plays the same game on two different devices is counted as one MAU. Average MAU is calculated as the average of MAU for each calendar month during the period presented. We use MAU as a measure of audience engagement to help us understand the size of the active player base engaged with our games on a monthly basis.
Daily Paying Users (“DPU”): DPU is defined as the number of individuals who made a purchase in a mobile game during a particular day. As with DAU and MAU, we track DPU based on account activity. As such, an individual who makes a purchase on two different games in a particular day is counted as two DPU while an individual who makes purchases in the same game on two different devices is counted as one DPU. Average DPU is calculated as the average of the DPU for each day during the period presented. We use DPU to understand the size of our active player base that makes in-game purchases. This focus directs our strategic goals in setting player acquisition and pricing strategy.
Daily Payer Conversion: Daily Payer Conversion is defined as DPU as a percentage of DAU on a particular day. Average Daily Payer Conversion is calculated as the average DPU divided by average DAU for a given period. We use Daily Payer Conversion to understand the monetization of our active players.
Average Daily Revenue Per DAU (“ARPDAU”): ARPDAU is defined for a given period as the average daily revenue per average DAU, and is calculated as game and advertising revenue for the period, divided by the number of days in the period, divided by the average DAU during the period. We use ARPDAU as a measure of overall monetization of our players.
playAWARDS Platform Metrics
Available Rewards: Available Rewards is defined as the monthly average number of unique rewards available in our applications’ rewards stores. A reward appearing in more than one application’s reward store is counted only once. A reward is counted only once irrespective of the inventory available through that reward. For example, one reward for a free night in a hotel room with ten rooms available for such free night is counted as one reward. Available Rewards only include real-world partner rewards and exclude PLAYSTUDIOS digital rewards. We use Available Rewards as a measure of the value and potential impact of the program for an interested player. It is assumed that the greater the variety and breadth of rewards offered, the more likely players will be to ascribe value to the program.
Purchases: Purchases is defined as the total number of rewards purchased for the period identified in which a player exchanges loyalty points for a reward. Purchases are not adjusted for refunds. Purchases only include purchases of real-world partner rewards and exclude any PLAYSTUDIOS digital rewards. The Company does not receive any compensation or revenues from Purchases. We use Purchases as a measure of audience interest and engagement with our playAWARDS platform.
Retail Value of Purchases: Retail Value of Purchases is defined as the cumulative retail value of all rewards listed as Purchases for the period identified. The retail value of each reward listed as Purchases is the retail value as determined by the partner upon creation of the reward. In the case where the retail value of a reward adjusts depending on time of redemption, the average retail value is used. Retail Value of Purchases only include the retail value of real-world partner rewards and exclude the cost of any PLAYSTUDIOS branded merchandise. Real-world Partner rewards are provided at no cost to the Company. We use Retail Value of Purchases to help us understand the real-world value of the rewards that are purchased by our active players.
Non-GAAP Financial Measures
To provide investors with information in addition to results as determined by GAAP, the Company discloses Adjusted Earnings Before Interest Taxes Depreciation and Amortization (“AEBITDA”) as a non-GAAP measure that management believes provides useful information to investors. This measure is not a financial measure calculated in accordance with GAAP and should not be considered as a substitute for revenue, net income or any other operating performance measure calculated in accordance with GAAP.
We define AEBITDA as net income (loss) before interest, income taxes, depreciation and amortization, restructuring and related costs (consisting primarily of severance and other restructuring related costs), stock-based compensation expense, and other income and expense items (including special infrequent items, foreign currency gains and losses, and other non-cash items). We also present AEBITDA margin, a non-GAAP measure, which we calculate as AEBITDA as a percentage of net revenues.
We believe that the presentation of AEBITDA provides useful information to investors regarding the Company’s results of operations because the measure assists both investors and management in analyzing and benchmarking the performance and value of our business. AEBITDA provides an indicator of performance that is not affected by fluctuations in certain costs or other items. Accordingly, management believes that this measure is useful for comparing general operating performance from period to period, and management relies on this measure for planning and forecasting of future periods. Additionally, this measure allows management to compare results with those of other companies that have different financing and capital structures. However, other companies may define

AEBITDA differently, and as a result, our measure of AEBITDA may not be directly comparable to that of other companies. For further information regarding these non-GAAP measures, including the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, please refer to the “Reconciliation of Net Income to AEBITDA (Loss)” section of this press release.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our future financial and operating performance, our liquidity and capital resources, the development and release plans of our games, and our mergers and acquisition strategy, all of which involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology that conveys uncertainty of future events or outcomes. These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause actual results to differ materially from statements made in this press release, including our ability to develop and publish our games; risks related to defects, errors, or vulnerabilities in our games and IT infrastructure; our ability to attract new, and retain existing, players of our games; the failure to timely develop and achieve market acceptance of new games and maintain the popularity of our existing games; rapidly evolving technological developments in the gaming market; competition in the industry in which we operate; our financial performance; our ability to execute merger and acquisition transactions; legal and regulatory developments; and general market, political, economic and business conditions. Other potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our registration statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”) on July 28, 2021 and in other filings we make with the SEC from time to time, including our Annual Report on Form 10-K for the twelve months ended December 31, 2021, to be filed with the SEC. All information provided in this release is based on information available to us as of the date of this press release and any forward-looking statements contained herein are based on assumptions that we believe are reasonable as of this date. Undue reliance should not be placed on the forward-looking statements in this press release, which are inherently uncertain. We undertake no duty to update this information unless required by law.
SOURCE: PLAYSTUDIOS, Inc.

PLAYSTUDIOS CONTACTS

Investor Relations
IR@playstudios.com

Media Relations
Amy Rossetti
media@playstudios.com

PLAYSTUDIOS, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited and in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net revenue	$71,929	$63,999	$287,419	$269,882
Operating expenses:
Cost of revenue(1)	21,840	21,269	91,642	91,469
Selling and marketing	18,581	15,972	79,042	57,124
Research and development	14,792	15,710	61,343	51,696
General and administrative	5,512	3,132	27,902	16,960
Depreciation and amortization	7,253	5,787	27,398	22,192
Restructuring expenses	703	20,000	3,082	20,092
Total operating costs and expenses	68,681	81,870	290,409	259,533
Income (loss) from operations	3,248	(17,871)	(2,990)	10,349
Other income (expense), net:
Change in fair value of warrant liabilities	1,947	—	13,933	—
Interest expense, net	(29)	(44)	(235)	(142)
Other income (expense), net	13	415	(229)	929
Total other income, net	1,931	371	13,469	787
Income (loss) before income taxes	5,179	(17,500)	10,479	11,136
Income tax benefit (expense)	(4,561)	6,738	258	1,671
Net income (loss)	$618	$(10,762)	$10,737	$12,807
Net income (loss) per share attributable to Class A and Class B common stockholders:
Basic	$0.00	$(0.12)	$0.10	$0.14
Diluted	$0.00	$(0.12)	$0.09	$0.12
Weighted average shares of common stock outstanding:
Basic	126,074	93,028	111,718	92,917
Diluted	138,635	107,183	124,898	103,203
(1)Amounts exclude depreciation and amortization.

PLAYSTUDIOS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands, except par value amounts)

	December 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$213,502	$48,927
Receivables	20,693	16,616
Prepaid expenses	5,059	2,429
Income tax receivable	2,117	6,959
Other current assets	413	2,854
Total current assets	241,784	77,785
Property and equipment, net	5,289	6,201
Internal-use software, net	43,267	38,756
Goodwill	5,059	5,059
Intangibles, net	18,755	1,624
Deferred income taxes	6,282	3,109
Other long-term assets	14,408	1,927
Total non-current assets	93,060	56,676
Total assets	$334,844	$134,461
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	7,793	4,717
Warrant liabilities	6,521	—
Accrued liabilities	15,599	29,089
Total current liabilities	29,913	33,806
Minimum guarantee liability	—	300
Deferred income taxes	—	2,970
Other long-term liabilities	1,464	1,306
Total non-current liabilities	1,464	4,576
Total liabilities	$31,377	$38,382
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.00005 par value (117,918 shares authorized, none and 93,398 shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively)	—	—
Class A common stock, $0.0001 par value (2,000,000 shares authorized, 110,066 and 74,421 shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively)	11	8
Class B common stock, $0.0001 par value (25,000 shares authorized, 16,130 shares issued and outstanding as of December 31, 2021 and December 31, 2020.	2	2
Additional paid-in capital	268,522	71,786
Retained earnings	34,539	23,802
Accumulated other comprehensive income	393	481
Total stockholders’ equity	303,467	96,079
Total liabilities and stockholders’ equity	$334,844	$134,461

PLAYSTUDIOS, INC.
RECONCILIATION OF NET INCOME (LOSS) TO AEBITDA
(Unaudited and in thousands, except percentages)
The following table sets forth the reconciliation of AEBITDA and AEBITDA margin, which we calculate as AEBITDA as a percentage of net revenues, to net income (loss) and net income (loss) margin, the most directly comparable GAAP measures.

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net income (loss)	$618	$(10,762)	$10,737	$12,807
Depreciation & amortization	7,253	5,787	27,398	22,192
Income tax (benefit) expense	4,561	(6,738)	(258)	(1,671)
Stock-based compensation expense	775	895	4,455	3,519
Change in fair value of warrant liability	(1,947)	—	(13,933)	—
Special infrequent(1)	—	—	7,500	1,427
Restructuring and related(2)	703	20,000	3,082	20,092
Other(3)	20	(370)	565	(392)
AEBITDA	11,983	8,812	39,546	57,974

GAAP revenue	71,929	63,999	287,419	269,882

Margin as a % of revenue
Net income (loss) margin	0.9%	(16.8%)	3.7%	4.7%
AEBITDA margin	16.7%	13.8%	13.8%	21.5%

(1)Amounts reported (i) for the year ended December 31, 2020 represent charitable donations made by us related to the COVID-19 pandemic, and (ii) for the year ended December 31, 2021, a transaction bonus and a charitable contribution per the terms of the merger agreement related to our business combination with Acies Acquisition Corp. (the “Merger Agreement”).
(2)Amounts reported during the three month and years ended December 31, 2021 and 2020 consist of (i) severance-related costs, (ii) fees related to potential mergers and acquisitions, and (iii) for the three months and year ended December 31, 2020, include $20.0 million resulting from the termination of the profit share provision of the MGM Marketing Agreement.
(3)Amounts reported in “Other” include interest expense, interest income, foreign currency gains/losses, and non-cash gains/losses on the disposal of assets.

PLAYSTUDIOS, INC.
SUPPLEMENTAL DATA – KEY PERFORMANCE INDICATORS
(Unaudited and in thousands, except percentages and ARPDAU)

	Three Months Ended December 31,				Year Ended December 31,
	2021	2020	Change	% Change	2021	2020	Change	% Change
Average DAU	1,292	1,286	6	0.5%	1,244	1,459	(215)	(14.7%)
Average MAU	4,834	3,873	961	24.8%	4,111	4,251	(140)	(3.3%)
Average DPU	33	31	2	6.5%	34	33	1	3.0%
Average Daily Payer Conversion	2.6%	2.4%	0.2pp	8.3%	2.7%	2.3%	0.4pp	17.4%
ARPDAU (in dollars)	$0.61	$0.54	$0.07	13.0%	$0.63	$0.51	$0.12	23.5%
pp = percentage points

PLAYSTUDIOS, INC.
SUPPLEMENTAL DATA – PLAYAWARDS PLATFORM METRICS
(Unaudited and in thousands, except available rewards)

	Three Months Ended December 31,				Year Ended December 31,
	2021	2020	Change	% Change	2021	2020	Change	% Change
Available Rewards (in units)	542	344	198	57.6%	477	442	35	7.9%
Purchases (in units)	482	269	213	79.2%	1,970	1,247	723	58.0%
Retail Value of Purchases (in dollars)	28,805	12,137	16,668	137.3%	114,426	58,770	55,656	94.7%